NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports First Quarter 2015 Results

ROSEMEAD, Calif., April 28, 2015 - Edison International (NYSE: EIX) today reported first quarter 2015 net income on a GAAP basis of $299 million, or $0.92 per share, compared to $176 million, or $0.54 per share, in the first quarter of 2014. On an adjusted basis, Edison International’s first quarter 2015 and 2014 core earnings were $294 million, or $0.90 per share.

Southern California Edison’s (SCE) first quarter 2015 core earnings were similar to the first quarter of 2014 due to the delay in the California Public Utilities Commission 2015 General Rate Case (GRC) decision. During the first quarter of 2015, SCE recognized revenue from CPUC activities largely based on 2014 authorized base revenue requirements included in customer rates. The revenue requirement ultimately adopted by the CPUC will be retroactive to January 1, 2015. The decrease from the delay in the 2015 GRC decision and lower income tax benefits were offset by higher FERC-related revenue from rate base growth and higher earnings on funds used during construction. Edison International Parent and Other’s first quarter 2015 core losses were comparable to first quarter 2014 core losses.

Edison International's first quarter 2015 core earnings exclude income of $5 million, or $0.02 per share, related to losses allocated to tax equity investors under the hypothetical liquidation at book value accounting method. Edison International's first quarter 2014 core earnings exclude a $96 million charge, or $0.29 per share, related to the San Onofre OII Settlement Agreement, and losses of $22 million, or $0.07 per share, from discontinued operations.

"Until SCE receives a decision in its 2015 General Rate Case, comparative results are not meaningful," said Ted Craver, chairman and chief executive officer of Edison International. "However, we remain focused on improving our safety and operational performance while executing on our capital plans to enhance reliability and plan and build the next generation electric grid."
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic earnings.

2015 Earnings Guidance

Edison International will provide 2015 earnings guidance after a final decision has been issued by the CPUC on the Southern California Edison 2015 GRC. See the presentation accompanying the company’s conference call for further information.

About Edison International

Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power and an investor in energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities.
Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to net income, basic EPS, core earnings, or core EPS also applies to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Risk Disclosure Statement

Forward-looking statements about the financial outlook for Edison International and its subsidiaries are included in this news release. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports and presentations filed with the Securities and Exchange Commission which are available at: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

Reminder: Edison International Will Hold a Conference Call Today

When:    Tuesday, April 28, 2015, 1:30 p.m. (Pacific Time)
Please note new start time beginning this quarter
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-566-0509 (US) and 1-203-369-3613 (Int’l) - Passcode: 85749
Telephone replay available through May 7, 2015
Webcast:     www.edisoninvestor.com

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Edison International Reports First Quarter 2015 Financial Results

First Quarter Reconciliation of
Core Earnings Per Share to Basic Earnings Per Share

	Three months ended March 31,
	2015	2014	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$0.93	$0.64	$0.29
Edison International Parent and Other	(0.01)	(0.03)	0.02
Discontinued operations	—	(0.07)	0.07
Edison International	0.92	0.54	0.38
Less: Non-core items
SCE	—	(0.29)	0.29
Edison International Parent and Other	0.02	—	0.02
Discontinued operations	—	(0.07)	0.07
Total non-core items	0.02	(0.36)	0.38
Core earnings (losses)
SCE	0.93	0.93	—
Edison International Parent and Other	(0.03)	(0.03)	—
Edison International	$0.90	$0.90	$—
Note: Diluted earnings were $0.91 and $0.54 per share for the three months ended March 31, 2015 and 2014, respectively.

First Quarter and Full-Year Reconciliation of
Core Earnings to Basic Earnings (in millions)

	Three months ended March 31,
(in millions)	2015	2014	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$305	$208	$97
Edison International Parent and Other	(6)	(10)	4
Discontinued operations	—	(22)	22
Edison International	299	176	123
Less: Non-core items
SCE	—	(96)	96
Edison International Parent and Other	5	—	5
Discontinued operations	—	(22)	22
Total non-core items	5	(118)	123
Core earnings (losses)
SCE	305	304	1
Edison International Parent and Other	(11)	(10)	(1)
Edison International	$294	$294	$—

Edison International Reports First Quarter 2015 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended March 31,
(in millions, except per-share amounts, unaudited)	2015	2014
Total operating revenue	$2,512	$2,926
Purchased power and fuel	786	1,143
Operation and maintenance	636	726
Depreciation, decommissioning and amortization	463	410
Property and other taxes	89	85
Impairment and other charges	—	231
Total operating expenses	1,974	2,595
Operating income	538	331
Interest and other income	39	23
Interest expense	(143)	(141)
Other expenses	(10)	(8)
Income from continuing operations before income taxes	424	205
Income tax expense (benefit)	106	(19)
Income from continuing operations	318	224
Loss from discontinued operations, net of tax	—	(22)
Net income	318	202
Preferred and preference stock dividend requirements of utility	28	26
Other noncontrolling interests	(9)	—
Net income attributable to Edison International common shareholders	$299	$176
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$299	$198
Loss from discontinued operations, net of tax	—	(22)
Net income attributable to Edison International common shareholders	$299	$176
Basic earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$0.92	$0.61
Discontinued operations	—	(0.07)
Total	$0.92	$0.54
Diluted earnings (loss) per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	329
Continuing operations	$0.91	$0.61
Discontinued operations	—	(0.07)
Total	$0.91	$0.54
Dividends declared per common share	$0.4175	$0.3550

Edison International Reports First Quarter 2015 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$115	$132
Receivables, less allowances of $67 and $68 for uncollectible accounts at respective dates	752	790
Accrued unbilled revenue	636	632
Inventory	290	281
Derivative assets	94	102
Regulatory assets	1,152	1,254
Deferred income taxes	359	452
Other current assets	382	376
Total current assets	3,780	4,019
Nuclear decommissioning trusts	4,896	4,799
Other investments	217	207
Total investments	5,113	5,006
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,372 and $8,132 at respective dates	33,249	32,859
Nonutility property, plant and equipment, less accumulated depreciation of $78 and $76 at respective dates	123	122
Total property, plant and equipment	33,372	32,981
Derivative assets	212	219
Regulatory assets	7,737	7,612
Other long-term assets	364	349
Total long-term assets	8,313	8,180

Total assets	$50,578	$50,186

Edison International Reports First Quarter 2015 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	March 31, 2015	December 31, 2014
LIABILITIES AND EQUITY
Short-term debt	$936	$1,291
Current portion of long-term debt	504	504
Accounts payable	1,203	1,580
Accrued taxes	118	81
Customer deposits	228	221
Derivative liabilities	185	196
Regulatory liabilities	435	401
Other current liabilities	962	1,205
Total current liabilities	4,571	5,479
Long-term debt	11,133	10,234
Deferred income taxes and credits	7,415	7,313
Derivative liabilities	1,107	1,052
Pensions and benefits	2,176	2,155
Asset retirement obligations	2,824	2,821
Regulatory liabilities	5,972	5,889
Other deferred credits and other long-term liabilities	2,279	2,255
Total deferred credits and other liabilities	21,773	21,485
Total liabilities	37,477	37,198
Commitments and contingencies
Redeemable noncontrolling interest	3	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,460	2,445
Accumulated other comprehensive loss	(59)	(58)
Retained earnings	8,675	8,573
Total Edison International's common shareholders' equity	11,076	10,960
Noncontrolling interests – preferred and preference stock of utility	2,022	2,022
Total equity	13,098	12,982

Total liabilities and equity	$50,578	$50,186

Edison International Reports First Quarter 2015 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Three months ended March 31,
(in millions, unaudited)	2015	2014
Cash flows from operating activities:
Net income	$318	$202
Less: loss from discontinued operations	—	(22)
Income from continuing operations	318	224
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	485	432
Allowance for equity during construction	(21)	(13)
Impairment and other charges	—	231
Deferred income taxes and investment tax credits	72	(6)
Other	5	4
Changes in operating assets and liabilities:
Receivables	31	112
Inventory	(10)	(12)
Accounts payable	63	(63)
Prepaid and accrued taxes	38	65
Other current assets and liabilities	(229)	(145)
Derivative assets and liabilities, net	(10)	(46)
Regulatory assets and liabilities, net	193	(331)
Nuclear decommissioning trusts	29	96
Other noncurrent assets and liabilities	—	17
Net cash provided by operating activities	964	565
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $13 and $1 at respective dates	1,287	(1)
Long-term debt matured or repurchased	(419)	(2)
Preference stock issued, net	—	270
Short-term debt financing, net	(355)	401
Cash contribution from redeemable noncontrolling interest	6	—
Dividends to noncontrolling interests	(34)	(30)
Dividends paid	(136)	(116)
Other	(36)	(42)
Net cash provided by financing activities	313	480
Cash flows from investing activities:
Capital expenditures	(1,268)	(940)
Proceeds from sale of nuclear decommissioning trust investments	2,853	1,502
Purchases of nuclear decommissioning trust investments	(2,889)	(1,603)
Other	10	(1)
Net cash used in investing activities	(1,294)	(1,042)
Net (decrease) increase in cash and cash equivalents	(17)	3
Cash and cash equivalents at beginning of period	132	146
Cash and cash equivalents at end of period	$115	$149